EXHIBIT 99

FOR IMMEDIATE RELEASE               FOR MORE INFORMATION CONTACT:
July 29, 2004                       Media: Patricia Cameron 318.388.9674
                                    patricia.cameron@centurytel.com
                                    Investors: Tony Davis 318.388.9525
                                    tony.davis@centurytel.com

CenturyTel Reports Second Quarter Earnings
------------------------------------------

Monroe, LA. . . CenturyTel, Inc. (NYSE Symbol: CTL) announces operating results for second quarter 2004.

o  Operating revenues increased 2.9% to $603.6 million from $586.7 million.

o Operating cash flow (as defined in the attached financial schedules) rose to $320.7 million.

o Net income was $83.3 million compared to $87.4 million in second quarter 2003.

o  Diluted earnings per share was $.60 in both second quarter 2004 and 2003.

o Free cash flow (as defined in the attached financial schedules) was $119.8 million in second quarter 2004.

o Through the second quarter, the Company had repurchased 9,862,700 shares of common stock under its share repurchase program for a total investment of nearly $284 million.

-------------------------------------------------------------------------------
Second Quarter Highlights              Quarter Ended   Quarter Ended  % Change
   (In thousands, except per share       6/30/04         6/30/03
    amounts and customer units)
-------------------------------------------------------------------------------
   Operating Revenues                 $   603,555     $   586,729      2.9%
   Operating Cash Flow (1)            $   320,662     $   313,046      2.4%
   Net Income                         $    83,284     $    87,367     (4.7)%
   Diluted Earnings Per Share         $       .60     $       .60       --
   Average Diluted Shares Outstanding     138,889         144,475     (3.9)%
   Capital Expenditures               $    94,269     $    94,589     (0.3)%
-------------------------------------------------------------------------------
   Telephone Access Lines               2,350,505       2,403,347     (2.2)%
   Long Distance Lines (2)              1,013,418         882,835     14.8%
   DSL Connections                        108,820          67,976     60.1%
-------------------------------------------------------------------------------
(1) Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.
(2) In first quarter 2004, the Company began reporting long distance units on a line basis instead of a customer basis. Second quarter 2003 has been restated on a line basis to ensure period-to-period comparability.

     "CenturyTel achieved solid revenue and operating cash flow growth and repurchased another 4.9 million shares of common stock during the quarter," Glen
F. Post, III, chairman and chief executive officer, said. "We also prepaid $100 million of 8.25% senior notes in May, further strengthening CenturyTel's balance sheet and financial flexibility. While the $4.6 million prepayment costs negatively affected earnings for this quarter, the prepayment will save the Company over $8 million in annual interest expense."

     Operating revenues rose 2.9% to $603.6 million in second quarter 2004 from $586.7 million in second quarter 2003. This $16.8 million revenue increase primarily resulted from revenue generated by the fiber assets acquired during 2003, higher interstate access revenues related to prior periods, data revenue growth from DSL subscribers and data circuit additions, continued long distance subscriber growth and increased enhanced calling feature penetration. These increases more than offset revenue declines attributable to lower intrastate toll revenues and universal service funding, along with access line losses.

     Operating expenses increased 3.8% to $413.6 million from $398.3 million in second quarter 2003 due to the fiber assets acquired during 2003, continued DSL subscriber growth and increases in plant operations expenses, marketing expenses and depreciation and amortization.

     Operating cash flow increased 2.4% to $320.7 million from $313.0 million. CenturyTel achieved an operating cash flow margin of 53.1% during the quarter versus 53.4% in second quarter 2003.

     Net income was $83.3 million compared to $87.4 million in second quarter 2003. The increase in operating income and lower interest expense was more than offset by the previously announced increase in state income taxes and a $4.6 million pre-tax charge in second quarter 2004 associated with the prepayment of the Company's $100 million Series B senior notes. Diluted earnings per share was $.60 in both second quarter 2004 and 2003.

     "We continue to experience good customer demand for our communications service bundles as CenturyTel achieved two significant milestones during the second quarter, surpassing 1 million long distance lines and 100,000 DSL connections," Post said. "Strong demand for high-speed Internet service drove nearly a 40% increase in DSL revenues over second quarter 2003."

     For the first six months of 2004, operating revenues increased to $1.197 billion from $1.165 billion for the same period in 2003, a 2.8% increase. Operating cash flow, excluding nonrecurring items, was $631.2 million for the first half of 2004 compared to $619.6 million a year ago, a 1.9% increase. Operating income, excluding nonrecurring items, increased 1.4% to $373.5 million from $368.2 million in 2003. Operating cash flow and operating income for the first half of 2003 included a nonrecurring $5.0 million pre-tax partial recovery of amounts previously written off in connection with the WorldCom bankruptcy.

     For the first six months of 2004, under generally accepted accounting principles (GAAP), net income was $166.6 million compared to $171.3 million for the first six months of 2003. Diluted earnings per share was $1.18 in the first half of 2004 compared to $1.19 in the first half of 2003.

     For the third quarter 2004, CenturyTel expects total revenues of $590 to $605 million and diluted earnings per share of $.56 to $.60. For the full year 2004, diluted earnings per share is expected to be in the range of $2.25 to $2.35, a narrower range than our previous full year 2004 guidance due to fewer fully diluted shares outstanding as a result of share repurchases during the second quarter.

     These outlook figures are presented on a GAAP basis, excluding nonrecurring items and the potential impact of any future mergers, acquisitions, divestitures, share repurchases or other similar business transactions.

     Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company's performance, we believe these measurements assist readers in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial statements. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company's Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

     Investor Call. As previously announced, CenturyTel's management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 800.419.9873. The call will be accessible for replay until 1:00 p.m. Central Time, August 5, 2004, by calling 888.266.2081 and entering the conference ID number 510703. Investors can also listen to CenturyTel's earnings conference call and replay by accessing the Investor Relations portion of the Company's Web site at www.centurytel.com prior to August 19, 2004.

     In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company's ability to effectively manage its growth, including integrating newly-acquired businesses into the Company's operations, hiring adequate numbers of qualified staff, and successfully upgrading its billing and other information systems; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company's ability to collect its receivables from financially troubled communications companies; other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission; and the effects of more general factors such as changes in interest rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The information contained in this release is as of July 29, 2004. The Company undertakes no obligation to update any of its forward-looking statements.


     CenturyTel, Inc. provides communications services including local, long distance, Internet access and data services to customers in 22 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL, and is included in the S&P 500 Index. CenturyTel is the 8th largest local exchange telephone company, based on access lines, in the United States. Visit CenturyTel at www.centurytel.com.




                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                    THREE MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (UNAUDITED)



                                             Three months    Three months
 In thousands, except                           ended           ended        Increase
  per share amounts                         June 30, 2004   June 30, 2003   (decrease)
                                            ------------------------------------------

OPERATING REVENUES
  Local service                             $    180,142         178,360         1.0%
  Network access                                 245,515         248,220        (1.1%)
  Long distance                                   45,727          43,201         5.8%
  Data                                            68,169          60,672        12.4%
  Fiber transport and CLEC                        18,321           9,036       102.8%
  Other                                           45,681          47,240        (3.3%)
                                            -----------------------------
                                                 603,555         586,729         2.9%
                                            -----------------------------
OPERATING EXPENSES
  Cost of services and products                  190,226         183,960         3.4%
  Selling, general and administrative             92,667          89,723         3.3%
  Depreciation and amortization                  130,751         124,665         4.9%
                                            -----------------------------
                                                 413,644         398,348         3.8%
                                            -----------------------------

OPERATING INCOME                                 189,911         188,381         0.8%

OTHER INCOME (EXPENSE)
  Interest expense                               (53,089)        (55,957)       (5.1%)
  Income from unconsolidated cellular entity       2,126           1,590        33.7%
  Other income and expense                        (3,811)            974      (491.3%)
  Income tax expense                             (51,853)        (47,621)        8.9%
                                            -----------------------------

NET INCOME                                  $     83,284          87,367        (4.7%)
                                            ============================

BASIC EARNINGS PER SHARE                    $       0.60            0.61        (1.6%)
DILUTED EARNINGS PER SHARE                  $       0.60            0.60            -

SHARES OUTSTANDING
  Basic                                          138,066         143,329        (3.7%)
  Diluted                                        138,889         144,475        (3.9%)

DIVIDENDS PER COMMON SHARE                  $     0.0575           0.055         4.5%



                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                     SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                   (UNAUDITED)

                                Six months ended June 30, 2004       Six months ended June 30, 2003
                               --------------------------------    ----------------------------------
                                                   As adjusted                            As adjusted                  Increase
                                            Less    excluding                    Less      excluding                  (decrease)
                                            non-      non-                       non-        non-          Increase    excluding
 In thousands, except              As     recurring recurring           As     recurring   recurring      (decrease)  nonrecurring
  per share amounts             reported    items     items          reported    items       items       as reported     items
                               --------------------------------    ----------------------------------    -------------------------

OPERATING REVENUES
  Local service               $   358,200              358,200         355,373                355,373          0.8%          0.8%
  Network access                  486,472              486,472         494,550                494,550         (1.6%)        (1.6%)
  Long distance                    90,316               90,316          85,761                 85,761          5.3%          5.3%
  Data                            133,797              133,797         118,808                118,808         12.6%         12.6%
  Fiber transport and CLEC         35,753               35,753          14,931                 14,931        139.5%        139.5%
  Other                            92,721               92,721          95,320                 95,320         (2.7%)        (2.7%)
                               --------------------------------    ----------------------------------
                                1,197,259       -    1,197,259       1,164,743         -    1,164,743          2.8%          2.8%
                               --------------------------------    ----------------------------------

OPERATING EXPENSES
  Cost of services
   and products                   371,775              371,775         361,820                361,820          2.8%          2.8%
  Selling, general and
   administrative                 194,273              194,273         178,339    (4,959)(1)  183,298          8.9%          6.0%
  Depreciation and
   amortization                   257,743              257,743         251,430                251,430          2.5%          2.5%
                               --------------------------------    ----------------------------------
                                  823,791       -      823,791         791,589    (4,959)     796,548          4.1%          3.4%
                               --------------------------------    ----------------------------------

OPERATING INCOME                  373,468       -      373,468         373,154     4,959      368,195          0.1%          1.4%

OTHER INCOME (EXPENSE)
  Interest expense               (105,632)            (105,632)       (111,549)              (111,549)        (5.3%)        (5.3%)
  Income from unconsolidated
   cellular entity                  4,185                4,185           3,159                  3,159         32.5%         32.5%
  Other income and expense         (1,507)              (1,507)             42                     42     (3,688.1%)    (3,688.1%)
  Income tax expense             (103,951)            (103,951)        (93,520)   (1,736)(2)  (91,784)        11.2%         13.3%
                               --------------------------------    ----------------------------------
NET INCOME                    $   166,563       -      166,563         171,286     3,223      168,063         (2.8%)        (0.9%)
                               ================================    ==================================

BASIC EARNINGS PER SHARE      $      1.19                 1.19            1.20      0.02         1.17         (0.8%)         1.7%
DILUTED EARNINGS PER SHARE    $      1.18                 1.18            1.19      0.02         1.17         (0.8%)         0.9%

SHARES OUTSTANDING
  Basic                           140,325              140,325         143,109                143,109         (1.9%)        (1.9%)
  Diluted                         141,118              141,118         144,136                144,136         (2.1%)        (2.1%)

DIVIDENDS PER COMMON SHARE    $     0.115                0.115            0.11                   0.11          4.5%          4.5%

NONRECURRING ITEMS
 (1) - Partial recovery of amounts previously written off in connection with WorldCom bankruptcy.
 (2) - Tax effect of item (1).



                                CenturyTel, Inc.
                           CONSOLIDATED BALANCE SHEETS
                       JUNE 30, 2004 AND DECEMBER 31, 2003
                                   (UNAUDITED)

                                                June 30,             Dec. 31,
                                                  2004                 2003
                                             ---------------------------------
                                                       (in thousands)
                 ASSETS
CURRENT ASSETS
   Cash and cash equivalents                $       96,386             203,181
   Other current assets                            240,494             259,758
                                             ---------------------------------
      Total current assets                         336,880             462,939
                                             ---------------------------------

NET PROPERTY, PLANT AND EQUIPMENT
   Property, plant and equipment                 7,254,584           7,184,155
   Accumulated depreciation                     (3,906,613)         (3,728,674)
                                             ---------------------------------
      Net property, plant and equipment          3,347,971           3,455,481
                                             ---------------------------------

INVESTMENTS AND OTHER ASSETS
   Goodwill                                      3,426,766           3,425,001
   Other                                           572,721             552,431
                                             ---------------------------------
      Total investments and other assets         3,999,487           3,977,432
                                             ---------------------------------

TOTAL ASSETS                                $    7,684,338           7,895,852
                                             =================================


        LIABILITIES AND EQUITY

CURRENT LIABILITIES
   Current maturities of long-term debt     $      121,456              72,453
   Other current liabilities                       412,441             398,930
                                             ---------------------------------
      Total current liabilities                    533,897             471,383

LONG-TERM DEBT                                   2,883,784           3,109,302
DEFERRED CREDITS AND OTHER LIABILITIES             913,513             836,651
STOCKHOLDERS' EQUITY                             3,353,144           3,478,516
                                             ---------------------------------

TOTAL LIABILITIES AND EQUITY                $    7,684,338           7,895,852
                                             =================================


                                CenturyTel, Inc.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                   (UNAUDITED)

                                          Three months       Three months
                                              ended             ended
In thousands                              June 30, 2004      June 30, 2003
                                          --------------------------------
Operating cash flow and cash
 flow margin
    Operating income                     $      189,911          188,381
    Add: Depreciation and amortization          130,751          124,665
                                          --------------------------------
    Operating cash flow                  $      320,662          313,046
                                          ================================

    Revenues                             $      603,555          586,729
                                          ================================
    Operating income margin (operating
     income divided by revenues)                  31.5%            32.1%
                                          ================================
    Operating cash flow margin
     (operating cash flow divided
     by revenues)                                 53.1%            53.4%
                                          ================================


Free cash flow (prior to debt service
 requirements and dividends)
    Net income                           $       83,284           87,367
    Add:  Depreciation and amortization         130,751          124,665
    Less: Capital expenditures                  (94,269)         (94,589)
                                          --------------------------------
    Free cash flow                       $      119,766          117,443
                                          ================================

    Free cash flow                       $      119,766          117,443
    Income from unconsolidated
     cellular entity                             (2,126)          (1,590)
    Deferred income taxes                        30,365           34,339
    Changes in current assets and
     current liabilities                        (25,425)          11,017
    Increase in other noncurrent
     assets                                      (6,877)          (4,750)
    Increase in other noncurrent
     liabilities                                    405            1,281
    Retirement benefits                           7,033            6,737
    Other, net                                    2,508              706
    Add: Capital expenditures                    94,269           94,589
                                          --------------------------------
    Net cash provided by
     operating activities                $      219,918           259,772
                                          ================================


                                CenturyTel, Inc.
                 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                  (UNAUDITED)


                                         Six months ended June 30, 2004       Six months ended June 30, 2003
                                        --------------------------------     --------------------------------
                                                             As adjusted                          As adjusted
                                                     Less     excluding                   Less     excluding
                                                     non-        non-                     non-        non-
In thousands                                As     recurring  recurring          As     recurring  recurring
                                         reported    items      items         reported    items      items
                                        --------------------------------     --------------------------------
Operating cash flow and
 cash flow margin
   Operating income                    $   373,468        -      373,468        373,154    4,959 (1)  368,195
   Add: Depreciation and amortization      257,743               257,743        251,430               251,430
                                        --------------------------------     --------------------------------
   Operating cash flow                 $   631,211        -      631,211        624,584    4,959      619,625
                                        ================================     ================================

   Revenues                            $ 1,197,259        -    1,197,259      1,164,743        -    1,164,743
                                        ================================     ================================
   Operating income margin (operating
    income divided by revenues)              31.2%                 31.2%          32.0%                 31.6%
                                        ================================     ================================
   Operating cash flow margin
    (operating cash flow divided
     by revenues)                            52.7%                 52.7%          53.6%                 53.2%
                                        ================================     ================================


Free cash flow (prior to debt
 service requirements and dividends)
   Net income                          $   166,563        -      166,563        171,286    3,223 (1)  168,063
   Add: Depreciation and amortization      257,743        -      257,743        251,430        -      251,430
   Less:Capital expenditures              (156,014)       -     (156,014)      (154,258)       -     (154,258)
                                        --------------------------------     --------------------------------
   Free cash flow                      $   268,292        -      268,292        268,458    3,223      265,235
                                        ================================     ================================

   Free cash flow                      $   268,292                              268,458
   Income from unconsolidated
    cellular entity                         (4,185)                              (3,159)
   Deferred income taxes                    57,038                               43,841
   Changes in current assets
    and current liabilities                 32,270                              115,827
   Increase in other noncurrent assets     (17,909)                             (11,501)
   Increase (decrease) in other
    noncurrent liabilities                  (3,544)                                 693
   Retirement benefits                      17,863                               11,876
   Other, net                               (2,481)                              (1,220)
   Add: Capital expenditures               156,014                              154,258
                                        ----------                           ----------
   Net cash provided by
    operating activities               $   503,358                              579,073
                                        ==========                           ==========

NONRECURRING ITEMS
   (1) Partial recovery of amounts previously written off in connection with WorldCom bankruptcy (presented on both a pre-tax and after-tax basis).